UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2019

Freedom Leaf Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55687	46-2093679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420, Las Vegas, NV		89120
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 442-0411

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2019, Freedom Leaf Inc., a Nevada corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with Carlos Frias, Daniel Nguyen, Alex Frias, and Chris Fagan the “Sellers”) to purchase all of the issued and outstanding membership interests and other ownership or beneficial interests of ECS Labs LLC, a Texas limited liability company (“ECS”), which owns all of the issued and outstanding membership interests and other ownership or beneficial interests of B&B Labs, LLC, a Texas limited liability company, and Texas Wellness Center, LLC, a Texas limited liability company (the “Acquisition”). The Acquisition is subject to customary closing conditions and is expected to close on or around May 27, 2019.

In connection with the Acquisition, the Company will pay a purchase price of fourteen million dollars ($14,000,000), solely in shares of the Company’s common stock at a share price based on the volume-weighted average trading price per share of the Company’s common stock for the thirty trading days up to and including the trading day prior to the date of closing. The Company and the Sellers are entitled to indemnification by the opposing party if the total claim for losses by an indemnified party exceeds one hundred thousand dollars ($100,000).

Conditioned upon and effective as of the closing of the Acquisition, Carlos Frias will become Chief Executive Officer of the Company, and Carlos Frias and Daniel Nguyen will join the Board of Directors of the Company.

The foregoing description of the Agreement and its terms is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 7.01 Regulation FD Disclosure.

On May 23, 2019, the Company held a shareholder call to discuss the Company’s strategy and results. The shareholder call will be available on the Company’s website at https://www.freedomleafinc.com/freedom-leaf-shareholder-call-may-23rd/ for 30-day replay.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

10.1 Membership Interest Purchase Agreement dated May 21, 2019, by and among Carlos Frias, Daniel Nguyen, Alex Frias, Chris Fagan, and Freedom Leaf Inc. *

* Portions of the agreement have been omitted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	FREEDOM LEAF, INC.

/s/ Clifford Perry
	Name:	Clifford Perry
	Title:	Chief Executive Officer

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